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                                                                    EXHIBIT 99.6

                            TRUST FOR CREDIT UNIONS

                               AMENDMENT NO. 6 TO
            AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
            -------------------------------------------------------


     WHEREAS, Sections 4.1 and 7.3 of the Agreement and Declaration of Trust dated September 24, 1987, as amended and restated through the date hereof (the "Declaration"), of Trust for Credit Unions (the "Trust") provide that the Declaration may be amended to abolish or liquidate a Series of Units or the Sub-Trust applicable to a Series, by an instrument in writing executed by a majority of the Trustees of the Trust;

     NOW THEREFORE, the undersigned, being a majority of the Trustees of the Trust, hereby amend the Declaration by abolishing and liquidating the "TCU Target Maturity Portfolio (Feb 97)", as of February 28, 1997.

     WITNESS our hands this   28th   day of  February                   , 1997.
                            --------        ---------------------------


Gene R. Artemenko                               Thomas S. Condit
-------------------------------                 -----------------------------
Gene R. Artemenko                               Thomas S. Condit


James C. Barr                                   Rudolf J. Hanley
----------------------------------              -------------------------------
James C. Barr                                   Rudolf J. Hanley


Edgar F. Callahan                               Betty G. Hobbs
---------------------------------               -------------------------------
Edgar F. Callahan                               Betty G. Hobbs


Robert M. Coen                                  John P. McNulty
---------------------------------               ------------------------------
Robert M. Coen                                  John P. McNulty


 John T.Collins                                 John L. Ostby
----------------------------------              -------------------------------
John T. Collins                                 John L. Ostby


Wendell E. Sebastian
-------------------------------
Wendell E. Sebastian


STATE OF NEW YORK   )
                    )
COUNTY OF NEW YORK  )

     Then personally appeared the above-mentioned Trustees and acknowledged this
instrument to be their free act and deed this 28th day of  February   , 1997.
                                              ----        ------------

                     So-Ok Kim
                    ------------------------------------
                    Notary Public
                    My Commission Expires:  January 18, 1998
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